PricewaterhouseCoopers

                                                    PricewaterhouseCoopers
                                                    1177 Avenue of the Americas
                                                    New York, NY 10036
                                                    Telephone (212) 596 8000
                                                    Facsimile (212) 596 8910




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of Block Mortgage Finance, Inc., relating to Asset Backed Certificates, Series 1999-2, of our report dated February 2, 1999 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".


                                          /s/ PricewaterhouseCoopers LLP

October 26, 1999